UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported):  January 8, 2019

PERMA-PIPE INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18370	36-3922969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 West Howard Street, Niles, Illinois 60714

(Address of principal executive offices, including zip code)

(847) 966-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2019, Mark A. Zorko notified the board of directors (the “Board”) of Perma-Pipe International Holdings, Inc. (“Company”) that he will resign as a member of the Board, effective February 1, 2019, for personal reasons.  Mr. Zorko’s decision to resign was not the result of any disagreement he had with the Company.

On January 9, 2019, the Board appointed Cynthia Boiter to serve as a director, effective January 21, 2019, to fill the vacant director position that will be caused by the resignation of Mr. Zorko.  Mrs. Boiter will hold office until the Company’s 2019 Annual Meeting of Stockholders and until either she is reelected or her successor is duly elected and qualified.

Mrs. Boiter, age 44, is Chief Financial Officer, Chemicals Division of Milliken & Company, a leading, privately-held, technology-based company with businesses in the performance material, floor covering and chemical markets.  Mrs. Boiter joined Milliken in 2012 as the Director of Marketing, Strategy and Business Development for the Chemicals Division.  Her scope of experience covers both public and private sectors in a variety of industries.  In 2013, she became the Chief Financial Officer for the Chemicals Division.  Prior to joining Milliken, Mrs. Boiter held various finance and business leadership positions at Eaton Corporation and MeadWestvaco.  She has a B.S. in Accounting from Indiana University and a Masters of Business Administration from Emory University.

Mrs. Boiter will be compensated in accordance with the Company’s compensation policies for non-employee directors, which are described in the Company’s proxy statement for its 2018 Annual Meeting of Shareholders filed with the Securities and Exchange Commission.  There are no arrangements or understandings between Mrs. Boiter and any other person pursuant to which she was selected as a director, nor are there any transactions in which Mrs. Boiter has an interest that would be reportable under Item 404(a) of Regulation S-K.   The Board has determined that Mrs. Boiter is independent within the meaning of the Nasdaq Stock Market rules.

Mrs. Boiter will serve on the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee of the Board.  David S. Barrie, Chairman of the Board, will serve as interim Chair of the Nominating and Corporate Governance Committee of the Board, filling the vacancy caused by Mr. Zorko’s resignation.

Item 8.01.        Other Events.

On January 9, 2019, the Company issued a press release announcing the appointment of Mrs. Boiter as a new director of the Company and resignation of Mr. Zorko as a director of the Company.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.        Financial Statements and Exhibits.

(a)        Not applicable.

(b)        Not applicable.

(c)        Not applicable.

(d)        Exhibits.  The following exhibit is being furnished herewith:

Exhibit Number	Description
(99.1)	Press Release of Perma-Pipe International Holdings, Inc., dated January 9, 2019, regarding its election of a new director and the resignation of an existing director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMA-PIPE INTERNATIONAL HOLDINGS, INC.

Date: January 9, 2019                                       By:  /s/ D. Bryan Norwood

                                                                                  D. Bryan Norwood

                                                                                  Vice President and Chief Financial Officer